Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256373), and Form F-3 (Nos. 333-256714, 333-254818, 333-259951, and 333-280628) of our report dated April 22, 2025, relating to the consolidated financial statements of Scienjoy Holding Corporation, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC
OneStop Assurance PAC
Singapore

April 22, 2025